EXHIBIT 10.35

EXECUTION VERSION

AMENDED AND RESTATED LICENSE AGREEMENT

THIS AMENDED AND RESTATED LICENSE AGREEMENT ("Agreement") is made and entered into effective as of July 2, 2008 (the "Amendment Effective Date"), by and between ONCOGENEX TECHNOLOGIES INC., having offices at #400 - 1001 West Broadway, Vancouver, B.C. V6H 4B1 ("OncoGenex") and ISIS PHARMACEUTICALS, INC., having principal offices at 1896 Rutherford Road, Carlsbad CA 92008-7208 ("Isis"). OncoGenex and Isis each may be referred to herein individually as a "Party," or collectively as the "Parties."

WHEREAS, the Parties entered into a Collaboration and Co-Development Agreement dated November 16, 2001 (the "Original Collaboration Agreement") which collaboration resulted in the development of OGX-011, a second generation antisense inhibitor of Clusterin;

AND WHEREAS, the Parties now wish for OncoGenex to proceed with unilateral development of OGX-011 and Products and in this connection wish to enter into this Agreement to amend and restate the Original Collaboration Agreement, as provided herein.

NOW, THEREFORE, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in Appendix A.

ARTICLE 2

TERMINATION OF COLLABORATION

Section 2.1      Previous Collaboration. Pursuant to the Original Collaboration Agreement, commencing November 16, 2001 the Parties collaborated to jointly develop OGX-011 and the Products to the present stage of development (the Collaboration"). As of the Amendment Effective Date, the Collaboration is terminated.

ARTICLE 3

CESSATION OF OPERATION OF COLLABORATION

Section 3.1      Dissolution of Operating Committee. Pursuant to Article 3 of the Original Collaboration Agreement, the Parties established an "Operating Committee" to oversee the Collaboration. As of the Amendment Effective Date, the Operating Committee is hereby dissolved and the Operating Committee will have no further responsibility, authority or function.

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*Certain information in this exhibit has been omitted as confidential, as indicated by [***]. This information has been filed separately with the Commission.

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ARTICLE 4

LICENSE GRANT, TECHNOLOGY TRANSFER, DILIGENCE

Section 4.1	License Grant.

4.1.1     Nonexclusive License. Subject to the terms and conditions of this Agreement, Isis hereby grants to OncoGenex a worldwide, nonexclusive license, with the right to grant sublicenses as set forth in Section 4.1.2 below, under the Isis Core Technology, Isis Core Technology Patents, Isis Manufacturing Technology and Isis Manufacturing Patents to research, develop, make, have made, use, gain regulatory approval, commercialize, sell, offer for sale, have sold, export and import OGX-011 and Products for all uses.

4.1.2     Sublicenses. The licenses granted to OncoGenex under this Article 4 are sublicensable only in connection with a license of OGX-011 or a Product to any Affiliate of OncoGenex or to any Third Party, in each case for the continued Development and Commercialization of OGX-011 or such Product in accordance with the terms of this Agreement, provided that (i) such Affiliate or Third Party will agree in writing to be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as OncoGenex, and (ii) OncoGenex will remain responsible for the performance of this Agreement and will cause such Affiliate or Third Party to comply with the applicable terms and conditions of this Agreement. In addition to the requirements and limitations set forth above, with respect to the Isis Manufacturing Technology, OncoGenex will (a) name Isis as a third party beneficiary with the right to directly enforce Article 7 (Confidentiality) of this Agreement against such Affiliate or Third Party, (b) promptly notify Isis in writing specifically identifying the Isis Manufacturing Technology to be disclosed to such Third Party and identifying by name such Third Party and (c) use appropriate precautions and include provisions in such sublicense to protect the Isis Manufacturing Technology such that the sublicensee will not use any Isis Manufacturing Technology to manufacture any other ASOs for Third Parties and in any event OncoGenex will not provide to any Third Party manufacturer any batch record transferred by Isis to OncoGenex under this Agreement.

4.1.3     Follow On/Back-up Compounds. At OncoGenex' request, Isis and OncoGenex will negotiate in good faith a reasonable research plan and corresponding budget, at the same FTE rate as set forth in the Original Collaboration Agreement, to identify exclusively for OncoGenex additional MOE Gapmers that modulate Clusterin ("Follow-on Compounds"). In such event and after OncoGenex has paid Isis pursuant to such research plan, the definition of "Product" under this Agreement shall include the Follow-on Compounds.

4.1.4     Improvements. To the extent that Isis has the right to license an Improvement, the Parties will negotiate in good faith regarding the use of any such Improvement to research, develop, make, have made, use, gain regulatory approval, commercialize, sell, offer for sale, have sold, export and import OGX-011 and Products for all uses. If OncoGenex gives to Isis written notice of its desire to obtain a license to an Improvement, the Parties shall negotiate in good faith and attempt to reach mutual agreement upon a commercially reasonable agreement under which OncoGenex obtains a license under such Improvement, and all patent and other intellectual property rights therein and thereto, to research, develop, make, have made, use, sell, offer for sale, have sold and import Products. The license will be sublicensable in accordance

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with Section 4.1.2. If requested by OncoGenex, Isis will give to OncoGenex a written description of such Improvement in reasonably specific detail, together with such data and information as reasonably requested by OncoGenex.

4.1.5     Exclusivity. Subject to Section 12.2.2, neither Isis nor any of its Affiliates will (a) engage, on behalf of itself or for any other party, in the research, development, manufacture, production, release or commercialization of ASOs that act predominantly by [***] Clusterin [***] or that are [***] Clusterin [***] or products containing such ASOs, or (b) grant to any other party any license, immunity or other right, in each case other than a Permitted License or as otherwise set forth on Appendix F, to do any of the foregoing. Isis represents and warrants that all Permitted Licenses as of the Amendment Effective Date are listed on Appendix F.

4.1.6    [***] and [***] Patents. Without limiting OncoGenex' obligations under Section 6.2.4, Isis will timely pay in full all amounts required to be paid by Isis, and timely perform in full all obligations required to be performed by Isis, under the [***] Agreement and the [***] Agreement. Without the prior express written consent of OncoGenex (such consent not to be unreasonably withheld, conditioned or delayed), Isis will not (and will take no action or make no omission to) modify or waive any material provision of the [***] Agreement or the [***] Agreement that could impair the value of the sublicenses granted to OncoGenex under the [***] Agreement or the [***] Agreement, or to terminate or have terminated the [***] Agreement or the [***] Agreement.

Section 4.2	Assignment, Technology Transfer.

4.2.1     Assignment. Isis previously has assigned and transferred, or will assign and transfer, and hereby does assign and transfer, to OncoGenex or its designee, all rights, title, and interests in and to the Product-Specific Technology and the Product-Specific Technology Patents. Simultaneously with the execution of this Agreement, Isis will execute and deliver a confirmatory assignment relating to all Product-Specific Technology Patents listed on Appendix G.

4.2.2     Isis Transfer of Technology. Subject to the terms and conditions of this Agreement, Isis will transfer to OncoGenex, or a Third Party designate selected solely by OncoGenex, (a) all know-how required to use and interpret the Release Methods, (b) all software necessary for the conduct of the Release Methods, (c) the Supply Chain Network necessary for the manufacture of the Product, (d) any Isis Core Technology, (e) any Product-Specific Technology and (f) the Isis Manufacturing Technology, in each case Controlled by Isis on the Amendment Effective Date.Isis will use Commercially Reasonable Efforts to complete such transfer pursuant to this Section 4.2.1 within 120 days following the Amendment Effective Date. If (i) such transfer requires more than [***] (ii) such transfer is made to a Third Party manufacturer, or (iii) OncoGenex reasonably requests further technical assistance with respect thereto, then, in each case, OncoGenex will pay to Isis the standard Isis FTE rate for the time to complete such transfer or to provide such assistance. Any transfer made under this Section 4.2.1 is subject to Section 4.1.2 and Article 7.

4.2.3     Transfer of Records. Isis will provide to OncoGenex promptly following OncoGenex' written request, (a) all batch records related to any Product, including but not

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limited to corresponding release data, (b) toxicity and pharmacokinetic data and reports related to such Product, (c) pharmacology data and reports related to such Product, (d) Product and OGX-011 characterization data, (e) Product and OGX-011 stability data, (f) any other records, including, but not limited to, raw data or interim or final reports, related to such Product or OGX-011, and (g) all Regulatory Documents, in each case that are in the possession of Isis or its Affiliates, or any third party engaged by Isis or any of its Affiliates. OncoGenex will promptly share with Isis a summary of the data and results related to each clinical trial conducted by OncoGenex that was completed or commenced prior to the Amendment Effective Date in substantially the form, and with substantially the content, of OncoGenex' regular reports provided to its board of directors regarding such clinical trial, but in any event by the later of (i) 60 days following the Amendment Effective Date and (ii) the date OncoGenex comes into possession of such information.

Section 4.3     Supply of Existing OGX-011. Isis will supply OncoGenex, and OncoGenex will purchase from Isis, the [***] grams of OGX-011 API in Isis' possession as of the Amendment Effective Date for a purchase price of [***] in accordance with the terms and conditions of Purchase Order No. 184, dated February 14, 2006, issued by OncoGenex to Isis (including without limitation the specifications, warranties and other obligations set forth in the Terms and Conditions of Purchase attached thereto, other than the purchase price and payment terms), with the same effect, and to the same extent, as if such supply and purchase had been made pursuant to such Purchase Order. In connection therewith, Isis shall deliver to OncoGenex an updated Certificate of Analysis dated not more than ninety (90) days prior to the date of delivery to OncoGenex. OncoGenex acknowledges and agrees that in order to perform the testing necessary to provide the updated certificate of analyses, Isis will need to use approximately [***] grams of such API. Within ninety (90) days following the receipt by OncoGenex of such API and such Certificate of Analysis, each provided in accordance herewith, OncoGenex shall pay to Isis the purchase price set forth in this Section 4.3 and take delivery of the API purchased by OncoGenex hereunder plus approximately [***] grams of API previously purchased by OncoGenex.

Section 4.4      Diligence. OncoGenex will use Commercially Reasonable Efforts to develop and commercialize OGX-011 and Products.

ARTICLE 5

DEVELOPMENT & COMMERCIALIZATION

Section 5.1      Development, Commercialization and Regulatory Responsibilities. OncoGenex will have sole responsibility, including without limitation sole responsibility for all funding, resourcing and decision making, for all further development and commercialization with respect to OGX-011 and Products. OncoGenex hereby assumes all regulatory responsibilities in connection with OGX-011 and Products, including sole responsibility for all Regulatory Documents and for obtaining all regulatory approvals. OncoGenex will comply with all Applicable Laws in connection with the development and commercialization of OGX-011 and Products. All INDs, NDAs, MAAs and other regulatory filings for OGX-011 and Products will be owned by OncoGenex.

Section 5.2      Reports by OncoGenex. At Isis' request, after the first anniversary of the Amendment Effective Date, OncoGenex will provide an annual report to Isis summarizing

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OncoGenex' development and commercialization activities over the past year regarding the Product in substantially the form, and with substantially the content, of OncoGenex' regular reports provided to its board of directors regarding the Product. In addition, OncoGenex will promptly respond to any reasonable follow-up questions Isis may have regarding such reports solely to the extent necessary to determine whether OncoGenex is in compliance with its obligations to use Commercially Reasonable Efforts under Section 4.4. Isis shall have the right to use such reports solely to reasonably determine whether OncoGenex is in compliance with its obligations to use Commercially Reasonable Efforts under Section 4.4.

Section 5.3      Safety Database. Isis maintains a database that includes information regarding the safety and tolerability of its drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the "Isis Database").

5.3.1    To the extent OncoGenex and its Affiliates have collected data and information specifically regarding Products, and subject to Applicable Law, including, without limitation, all applicable privacy laws, rules and regulations (such as the Health Insurance Portability Accountability Act), any applicable informed consents, and any obligations or restrictions imposed by Third Party clinical sites relating to dissemination or use of such data and information, in an effort to maximize understanding of the safety profile and pharmacokinetics of Isis compounds, OncoGenex will provide Isis with the following: (a) copies of [***] and [***] summary reports, and [***] final reports, in each case specifically regarding Products, and (b) in connection with any reported [***] (including any follow-up or amended reports) specifically regarding a Product, the following [***] regarding the applicable Product: (i) [***]; (ii) [***] usage; (iii) particulars of [***]; (iv) [***] history [***]; and (v) [***]. All such data and information disclosed by OncoGenex to Isis in connection with this Section 5.3, together with any data and information related to the [***] of each Product and any [***], will be OncoGenex' Confidential Information. Isis shall use such Confidential Information solely for the purpose of populating the Isis Database, and for no other purpose. Isis shall not disclose any such Confidential Information to any Third Party; provided, however, that Isis may conduct analyses to keep Isis and its partners informed regarding class generic safety and pharmacokinetic properties of ASOs so long as Isis does not disclose to such Third Parties the identity of the applicable Product, Clusterin as the target, OncoGenex or its Affiliates (or any information that would foreseeably reveal the identity of the applicable Product, Clusterin as the gene target, OncoGenex or its Affiliates) or any patient identifying information.

5.3.2    To the extent that [***] OncoGenex under this Agreement collects safety and tolerability data or information specifically regarding a Product, OncoGenex shall use commercially reasonable efforts to obtain from such sublicensee (a) the right to provide to Isis (whether through OncoGenex or its Affiliate, or directly from such sublicensee) the [***] described in [***] and (b) the right of Isis to [***] for the purposes described in [***]. Only sublicensees that agree to provide such [***] and grant Isis the right to use such [***] as set forth herein, will have the right to access the results of any queries requested by OncoGenex. If and when Isis identifies safety, pharmacokinetic or other related issues that may be relevant to a Product [***] Isis will promptly inform OncoGenex of such issues, and if requested, provide the data and information supporting Isis' conclusions regarding such issues. In addition, at OncoGenex' reasonable request and at no cost to OncoGenex, Isis will [***] the Isis Database to provide OncoGenex information regarding [***] or other related issues.

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5.3.3    To the extent OncoGenex or its Affiliate obtains safety and tolerability data or information specifically regarding a Product, and such data or information is subject to any restrictions or obligations imposed by a Third Party clinical site, OncoGenex shall use commercially reasonable efforts to obtain from such Third Party clinical site (a) the right to provide to Isis the data and information described in this Section 5.3, and (b) the right of Isis to use such data and information for the purposes described in this Section 5.3.

ARTICLE 6

FINANCIAL PROVISIONS

Section 6.1      Initial Payment by OncoGenex. The Parties acknowledge and agree that OncoGenex paid to Isis $500,000 (U.S.) under section 5.1 of the Original Collaboration Agreement.

Section 6.2	Royalty Payments by OncoGenex; Royalty Term.

6.2.1     Royalty Rate. In consideration of Isis' collaborative efforts under the Original Collaboration Agreement and the licenses and assignments granted hereunder, OncoGenex will pay Isis a base royalty of [***]% of the Net Sales of a Product. In addition, OncoGenex will pay Isis [***]% of Royalty Revenue in excess of [***]% of Net Sales of Third Parties to a maximum additional royalty payable to Isis of [***]% of Net Sales of Third Parties.

6.2.2    [***] . Notwithstanding anything to the contrary in this Agreement, if (i) OncoGenex has an agreement with a Third Party for the further development or commercialization of a Product pursuant to which such Third Party is selling the Product (a "Commercialization Agreement"), (ii) under such Commercialization Agreement the [***] by such Third Party to OncoGenex [***] of such Product under such Commercialization Agreement [***] and (iii) a [***] in any country would not be infringed by the making, using or selling of a Product in such country by an unauthorized party, then with respect to such Product in such country, (a) the applicable [***]% base royalty rate, and the [***]% threshold for and [***]% cap on the additional royalty, under Section 6.2.1 above shall be [***] as such [***] and (b) the aggregate royalty owing to Isis shall not exceed [***] of the Royalty Revenue retained by OncoGenex.

6.2.3	[***].

(a)       Notwithstanding anything to the contrary in this Agreement, subject to Section 6.2.3(c), if (i) OncoGenex has a Commercialization Agreement, and (ii) under such Commercialization Agreement the [***] to OncoGenex on the [***] under such agreement because [***] then with respect to such Product, the applicable [***]% royalty rate, and the [***]% threshold and the [***] on the additional royalty under Section 6.2.1 above shall be reduced in the same manner and in the same proportion as such [***].

(b)       Notwithstanding anything to the contrary in this Agreement, subject to Section 6.2.3(c) if (i) OncoGenex does not have a Commercialization Agreement, and (ii) in any quarter, there are one or more [***] OncoGenex may [***] above on a country-by-country and Product-by-Product basis by [***] represents of the [***] in such country as reported by IMS plus (b) [***] in such country, in each case in such quarter. By way of example, if in any quarter

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the [***] in a country represents 50% of the [***] of the Product plus all [***] OncoGenex may reduce the royalties due to Isis under Section 6.2.1 by [***] in such country. Nothing in this Section 6.2.3 shall modify the obligations of OncoGenex under [***] required pursuant to the [***] Agreement and the [***] Agreement.

(c)       This Section will not apply to [***] by Isis or a Third Party in a country under a license granted by Isis pursuant to Section 12.2.2, unless a Valid Claim within the Product-Specific Technology Patents, Isis Core Technology Patents, Isis Manufacturing Patents or Joint Patents in such country would not be infringed by the making, using or selling of such Product in such country by an unauthorized party.

6.2.4     Third Party Payments. In addition to the royalty set forth in Section 6.2.1, OncoGenex will pay to Isis (i) a royalty of [***]% of Net Sales of such Product to the extent required pursuant to the [***] Agreement; and (ii) a royalty of [***]% of Net Sales of such Product to the extent required pursuant to the [***] Agreement. In the event that Isis negotiates a reduction or elimination of the royalties with [***] or [***] following the Amendment Effective Date, the royalties due under the referenced license agreements will still be paid to Isis.

6.2.5     Noncumulative Relief. If the conditions described in Sections 6.2.2 and 6.2.3 have been met such that, under both provisions, OncoGenex would be entitled to [***] OncoGenex may [***] by applying the greater of the [***] such that under no circumstances will Sections 6.2.2 and 6.2.3 work together to cumulatively [***].

Section 6.3        Royalty Term. Royalties payable under Section 6.2 will be payable for each Product on a country-by-country basis from the first commercial sale of a Product in such country until the date that is the later of (i) [***] after the first commercial sale of a Product in such country or (ii) the expiration of the last to expire Valid Claim within the Product-Specific Technology Patents, Isis Core Technology Patents, Isis Manufacturing Technology or Joint Patents which would be infringed by the making, using or selling of the applicable Product in the applicable country by an unauthorized party.

Section 6.4	Timing of Royalty Payments; Preliminary Report.

6.4.1    The royalties calculated in Sections 6.2 or 6.3 will become due and payable within 40 days after each respective Royalty Due Date and will be calculated in respect of the Net Sales in the calendar quarter period ending with the applicable Royalty Due Date; provided, however, that if the royalties are adjusted in accordance with Section 6.2.3, then such royalties will become due and payable within the later of (a) forty (40) days after each respective Royalty Due Date, and (b) fifteen (15) days after the applicable IMS data is available for the applicable quarter as necessary to fully calculate the royalty reduction under Section 6.2.3. Furthermore, OncoGenex agrees to supply Isis the information Isis reasonably requires to comply with any third party payments under Section 6.3. In the event the applicable IMS data is no longer available, the Parties agree to negotiate in good faith a reasonable, mutually-acceptable data source to be used in place of IMS data for purposes of calculating the royalty reduction under Section 6.2.3. In the event the applicable IMS data (or other reasonable, mutually-acceptable data described above) is only available on a date that is significantly later than forty (40) days after the respective Royalty Due Date, the Parties agree to negotiate in good faith a reasonable,

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mutually-acceptable mechanism providing for the payment by OncoGenex, within forty (40) days after the respective Royalty Due Date, of the estimated royalty payment for a quarter based on commercially reasonable assumptions, and the prompt true-up (in the form of an additional payment, repayment or credit, as applicable) of such estimated payment once the actual royalty payment for such quarter may be calculated.

6.4.2    In addition, during the Term following the first commercial sale of any Product, within 10 Business Days after the Royalty Due Date, OncoGenex will provide Isis a preliminary non-binding quarterly royalty report estimating the total Net Sales of Product and royalty payable for such calendar quarter. Unless required by applicable law or OncoGenex has already publicly disclosed such information, Isis shall not directly or indirectly in any manner whatsoever, publicly disclose the information contained in the preliminary royalty report estimate without first confirming such information against the payment made by OncoGenex under Section 6.4.1 above for the applicable period, and without expressly acknowledging that such information is a preliminary non-binding estimate only. Notwithstanding anything to the contrary in this Agreement, (a) any breach by Isis of its obligations under Section 6.4.2 shall constitute a material breach under this Agreement, and (b) OncoGenex will not be liable to Isis for any Loss Isis may suffer as a result of Isis publicly disclosing information contained in such a preliminary non-binding quarterly royalty report estimate.

Section 6.5      Non-Royalty Revenue Payments by OncoGenex. Non-Royalty Revenue will be allocated between the Parties based on the timing of when OncoGenex signs a sublicensing agreement with a Third Party for the Product as follows:

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Timing of signing a sublicensing agreement	Isis share of Non-Royalty Revenue	OncoGenex share of Non-Royalty Revenue
(a) Prior to the initiation (i.e. first patient dosed) of a first Registration Clinical Trial for a Product	[***]%	[***]%
(b) After (a) but prior to enrolling 20% of the planned patients in the first Registration Clinical Trial for a Product	[***]%	[***]%
(c) After (b) but prior to obtaining marketing approval from a Regulatory Authority	[***]%	[***]%
(d) After (c)	[***]%	[***]%

6.5.1     Third Party Payments on Non-Royalty Revenue. Isis will be solely responsible for passing through the Third Party Payments owing to [***] and [***] on Non-Royalty Revenue, if any.

Section 6.6        Timing of Non-Royalty Revenue Payments. Isis share of Non-Royalty Revenue calculated in Section 6.5 will become due and payable within twenty-one (21) days after receipt of the applicable Non-Royalty Revenue by OncoGenex.

Section 6.7        Payment Method. Any amounts due to Isis pursuant to this Agreement will be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by Isis. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus two percent (2%), or the maximum rate permitted by law, whichever is lower, calculated on the number of days such payment is delinquent, compounded monthly.

Section 6.8        Currency; Foreign Payments. If any currency conversion will be required in connection with any payment hereunder, such conversion will be made by using the daily noon buying rates as published by the Federal Reserve Bank of New York on the last business day of the calendar quarter to which such payments relate. If at any time legal restrictions prevent the prompt remittance of any payments in any jurisdiction, OncoGenex may notify Isis and make such payments by depositing the amount thereof in local currency in a bank account or other

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depository in such country in the name of Isis or its designee, and OncoGenex will have no further obligations under this Agreement with respect thereto.

Section 6.9      Taxes. OncoGenex may deduct from any amounts it is required to pay to Isis pursuant to this Agreement an amount equal to that withheld for or due on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed on Isis by a jurisdiction of OncoGenex ("Withholding Taxes"). OncoGenex will provide Isis a certificate evidencing payment of any Withholding Taxes hereunder within 30 days of such payment. OncoGenex will notify Isis as soon as practicable once OncoGenex has determined it will deduct the amount of any Withholding Taxes from its payments to Isis under this Section 6.9. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss applicable mechanisms for minimizing such taxes to extent possible in compliance with Applicable Law. In addition, the Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.

Section 6.10	Records Retention; Audit.

6.10.1   Regulatory Records. With respect to the subject matter of this Agreement, OncoGenex will maintain, or cause to be maintained, records of its research, development, manufacturing and commercialization activities, including all Regulatory Documentation, pursuant to its standard operating procedures. All Regulatory Documentation will be retained for a period at least as may be required by Applicable Law.

6.10.2   Record Retention. OncoGenexwill maintain (and will ensure that its sublicensees will maintain) complete and accurate books, records and accounts that fairly reflect Revenue and the royalties payable to Isis under this Agreement (including the calculation of Net Sales and any adjustments under Section 6.2) with respect to the Product in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts will be retained until the later of (i) 3 years after the end of the period to which such books, records and accounts pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.10.3   Audit. Isis will have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to OncoGenex, have access during normal business hours, and upon reasonable prior written notice, to such of the records of OncoGenex as may be reasonably necessary to verify the accuracy of Revenues for any calendar quarter or calendar year ending not more than 24 months prior to the date of such request; provided, however, that Isis will not have the right to conduct more than one such audit in any Calendar Year except as provided below. Isis will bear the cost of such audit unless the audit reveals a variance of more than 5% from the reported results, in which case OncoGenex will bear the cost of the audit. Isis will have the right to audit previous years, if such years have not been previously audited, if the audit reveals a variance of more than 5% from the reported results. Isis will bear the cost of such previous year audits unless such audits reveal a variance of more than

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5%. The results of such accounting firm will be final and binding upon each of Isis and OncoGenex, absent manifest error.

6.10.4   Payment of Additional Amounts. If, based on the results of such audit, additional payments are owed by OncoGenex under this Agreement, OncoGenex will make such additional payments, with interest from the date originally due at the rate of 1% per month, within 60 days after the date on which such accounting firm's written report is delivered to OncoGenex.

6.10.5   Confidentiality. Isis will treat all information subject to review under this Section 6.10 as OncoGenex' Confidential Information in accordance with the confidentiality provisions of Article 7 and will cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with OncoGenex obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement. The accounting firm will disclose to Isis only whether the reports are correct or not and the amount of any discrepancy. No other information will be shared.

ARTICLE 7

CONFIDENTIALITY

Section 7.1        Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, for the Term and for five (5) years thereafter, each Party will keep completely confidential and will not publish, submit for publication or otherwise disclose, and will not use for any purpose except for the purposes contemplated by this Agreement, any Confidential Information received from the other Party.

7.1.1     Authorized Disclosure. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

(a)       made in response to a valid order of a court of competent jurisdiction; provided, however, that such Party will first have given notice to such other Party and given such other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;

(b)       otherwise required by law; provided, however, that the disclosing Party will provide such other Party with notice of such disclosure in advance thereof to the extent practicable;

(c)       made by such Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;

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(d)       made by such Party, in connection with the performance of this Agreement, to permitted sublicensees, licensors, directors, officers, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7; or

(e)       made by such Party to existing or potential acquirers; existing or potential pharmaceutical collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, merger candidates, partners, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or, bona fide strategic potential partners; each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 7.

Section 7.2	Publicity.

7.2.1     Press Releases Regarding Agreement. Upon execution of this Agreement, the Parties shall issue a joint press release announcing the existence of this Agreement in a form and substance agreed to in writing by the Parties. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, except for those communications required by Applicable Law or court order, disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which will not require advance approval, but will be provided to the other Party as soon as practicable after the release or communication thereof.

7.2.2	Press Releases Regarding Products.

(a)       OncoGenex may publish, present or otherwise disclose results regarding OGX-011 or Product to the public at its sole discretion; however, any press release or other similar public communication by either Party related to a Product's efficacy or safety data and/or results, will be submitted to the other Party for review at least 4 Business Days in advance of such proposed public disclosure. Notwithstanding the foregoing, if the Party is making a disclosure that is reasonably required by applicable law, regulation or court order and cannot practically submit the disclosure to the other Party within the 4 Business Day advance notice period above, the disclosing Party may provide the other Party the disclosure [***] advance notice as is practical under the circumstances, but in any event at least [***] written notice. OncoGenex may satisfy its notice obligation under this Section 7.2.2(a) by emailing and telephoning either Isis' Chief Executive Officer or Chief Operating Officer, and Isis may satisfy its notice obligation under this Section Section 7.2.2(a) by emailing and telephoning OncoGenex' Chief Executive Officer.

(b)       In addition, each Party will immediately notify (and provide as much advance notice as possible to) the other of any event materially related to Product (including any regulatory approval) so that the Parties may analyze the need to or desirability of publicly disclosing or reporting such event.

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ARTICLE 8

TECHNOLOGY AND PATENTS

Section 8.1	Ownership.
8.1.1	Ownership of Technology and Patents.

(a)       As between OncoGenex and Isis, Isis will solely own all right, title and interest to the Isis Core Technology, Isis Core Technology Patents, Isis Manufacturing Technology and Isis Manufacturing Patents.

(b)       As between OncoGenex and Isis, OncoGenex will solely own all right, title and interest to the OncoGenex Technology and OncoGenex Technology Patents.

(c)       Except as otherwise set forth in clauses (a) and (b) above, and in Section 4.2.1, as between OncoGenex and Isis, (i) OncoGenex will solely own all right, title and interest in all discovery, invention, data, information, trade secret, know-how or other technology (the "Technology") conceived or reduced to practice solely by employees or agents of OncoGenex, together with all patents and other intellectual property rights therein and thereto; (ii) Isis will solely own all right, title and interest in and to all Technology conceived or reduced to practice solely by employees or agents of Isis, together with all patents and other intellectual property rights therein and thereto; and (iii) OncoGenex and Isis will jointly own all right, title and interest in all Joint Technology, together with all patents and other intellectual property rights therein and thereto. Each party will have the right, subject to the provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in any Joint Patents without the consent of, or payment or accounting to, the other party.

8.1.2       Ownership of Regulatory Documentation. All Regulatory Documentation with respect to the Product will be owned by OncoGenex.

Section 8.2	Prosecution of Patents.

8.2.1      Isis Rights. Isis will have the sole right, at its cost and expense and at its sole discretion, to obtain, prosecute and maintain throughout the world the Isis Patent Rights, including, but not limited to the Isis Core Technology Patents and the Isis Manufacturing Patents, but excluding the Product-Specific Technology Patents and the Joint Patents. Isis will keep OncoGenex informed of the status of all Isis Core Technology Patents and Isis Manufacturing Patents by way of an annual listing and reasonably detailed written status report.

8.2.2      OncoGenex Rights. OncoGenex will have the sole right, at its cost and expense and at its sole discretion, to file, obtain, prosecute and maintain throughout the world any OncoGenex Technology Patents, Product-Specific Technology Patents and the Joint Patents.

8.2.3      Cooperation. Each Party will cooperate in the preparation, filing, prosecution, and maintenance of the other Party's Patents, the Product-Specific Technology Patents and the Joint Patents, as required. Such cooperation includes promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and

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appropriate so as to enable such other Party, to file, prosecute, and maintain its Patents in any country.

Section 8.3	Enforcement of Patents.

8.3.1      Rights and Procedures. If Isis or OncoGenex determines that any Isis Patent Rights or OncoGenex Patent Rights are being infringed by a Third Party's activities and that such infringement could affect the exercise by OncoGenex of its rights under this Agreement, it will promptly notify the other Party in writing and provide such other Party with any evidence of such infringement that is reasonably available.

(a)        Isis Core Technology Patents and Isis Manufacturing Patents. Subject to 8.3.1(e) Isis will have the sole right, but not the obligation, at its own expense, to remove infringement of Isis Core Technology Patents and Isis Manufacturing Patents using commercially appropriate steps, including the filing of an infringement suit or taking other similar action, and OncoGenex or a Third Party licensee of the Product will have the right, at its own expense, to be represented in any such action; provided, however, that (i) if Isis fails to bring an action or proceeding within ninety (90) days following notice of such infringement, or earlier notifies OncoGenex or a Third Party licensee of the Product in writing of its intent not to take such steps, and (ii) the infringement is likely to have a material adverse effect on OncoGenex' or a sub-licensee' development, manufacture, production, release or commercialization of the Product, then OncoGenex and/or the Third Party licensee of the Product will meet with Isis to determine whether to defend against such infringement, and if the Parties mutually agree in writing to proceed in defending such infringement, Isis will remove the infringement using commercially appropriate steps, and OncoGenex or the Third Party will share in the reasonable costs incurred relating to the removal of any such infringement on an equal basis. If however, (i) the Parties cannot mutually agree in writing to proceed in removing such infringement, (ii) the product in question is a Competing Product, and (iii) OncoGenex requests in writing that Isis remove such infringement (an "OncoGenex Mandate"), then Isis (at OncoGenex' sole expense) will remove the infringement using commercially appropriate steps. In either case, Isis may not settle, or otherwise consent to an adverse judgment in, such infringement that diminishes the rights or interests of OncoGenex without the prior express written consent of OncoGenex.

(b)       In the event of an (i) OncoGenex Mandate (ii) Isis refuses to remove the infringement in a country using commercially appropriate steps (as determined, if necessary, in accordance with the dispute resolution provisions in Section 13.15) and (iii) such Competing Product is actually being sold in such country, then the [***].

(c)        OncoGenex Technology Patents. Subject to 8.3.1(e) OncoGenex will have the sole right, but not the obligation, at its own expense, to remove infringement of OncoGenex Technology Patents using commercially appropriate steps, including the filing of an infringement suit or taking other similar action, and Isis will have the right, at its own expense, to be represented in any such action.

(d)        Product-Specific Technology Patents and Joint Patents. Subject to 8.3.1(e) OncoGenex will have the sole right, but not the obligation, at its own expense, to

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remove infringement of Product-Specific Technology Patents and Joint Patents using commercially appropriate steps, including the filing of an infringement suit or taking other similar action, and Isis will have the right, at its own expense, to be represented in any such action; provided, however, that if the Product has not been sublicensed to a Third Party and OncoGenex fails to bring an action or proceeding within ninety (90) days following notice of such infringement, or earlier notifies Isis in writing of its intent not to take such steps, Isis will have the right to do so at its expense, and OncoGenex will have the right, at its own expense, to be represented in any such action. Notwithstanding the foregoing, if the infringement is likely to have a material adverse effect on Isis' economic interest in the Product's development or commercialization, Isis and OncoGenex will meet to determine whether to defend against such infringement, and if the Parties mutually agree to proceed in defending such infringement, OncoGenex will remove the infringement using commercially appropriate steps, and Isis and OncoGenex will share in the reasonable costs incurred relating to the removal of any such infringement on an equal basis.

(e)        Cooperation. The Party not enforcing the applicable Patent will provide reasonable assistance to the other Party, including, but not limited to, providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

8.3.2     Recovery. Any amounts recovered by either or both Parties, including Third Party licensees in connection with or as a result of any action contemplated by Section 8.3.1, whether by settlement or judgment, will be used to reimburse the Parties, including Third Party licensees for their reasonable costs and expenses in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses). Furthermore, if Isis is enforcing Party under Section 8.3.1(a) or OncoGenex is the enforcing party, after reimbursing the Parties in accordance with the preceding sentence, OncoGenex will retain any remainder of the recovery as Net Sales and royalties will be payable by OncoGenex to Isis with respect to such Net Sales in accordance with this Agreement. If Isis is the enforcing party other than as set forth in Section 8.3.1(a), after reimbursing the Parties in accordance with the first sentence of this Section, any remainder will be kept by Isis.

Section 8.4      Third Party Litigation. In the event that a Third Party institutes a patent infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party) against either Party or Third Party licensees during the Term of this Agreement, alleging that any of the activities hereunder infringes one or more patent or other intellectual property rights held by such Third Party (an "Infringement Suit"), the Parties will cooperate with one another in defending such suit. Isis will have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by Isis' activities at its own expense and by counsel of its own choice, and OncoGenex will have the right, at its own expense, to be represented in any such action by counsel of its own choice. OncoGenex will have the sole right to control any defense of any such claim involving alleged infringement of Third Party rights by OncoGenex' activities, or that relates to the development, manufacture, production, release and commercialization of the Product, at its own expense and by counsel of its own choice, and Isis will have the right, at its own expense, to be represented in any such action by additional counsel of its own choice at its own expense.

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Section 8.5       No Challenge. During the term of this Agreement, OncoGenex, its Affiliates and sublicensees will not, directly or indirectly, and will not collaborate with, or otherwise authorize any Third Party to challenge any Isis Patent Rights licensed by Isis to OncoGenex under this Agreement, including through opposition, re-examination, nullity or revocation proceeding, or other available administrative mechanism; provided, however, that, notwithstanding the foregoing, OncoGenex, its Affiliates and sublicensees shall have the right to comply with a subpoena duly issued in good faith by a Third Party, court or administrative order, or similar legal process for testimony or the production of documents.

ARTICLE 9

TERM AND TERMINATION

Section 9.1       Term. The term of this Agreement (the "Term") will continue in effect until such time as any Product is no longer being developed, manufactured, produced, released or commercialized hereunder, or unless terminated at an earlier date in accordance with the terms and conditions set forth in this Article 9. Isis will have the right to terminate this Agreement and/or any license granted by it hereunder solely in accordance with Article 12.

Section 9.2       Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Isis to OncoGenex are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that OncoGenex, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Isis under the United States Bankruptcy Code, OncoGenex will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in OncoGenex' possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon OncoGenex' written request therefor, unless Isis elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of Isis upon written request therefor by OncoGenex.

Section 9.3	Consequences of Expiration or Termination.

9.3.1     Licenses. Upon expiration of the Term of this Agreement in accordance with Section Section 9.1 and payment of all amounts owed pursuant to this Agreement, the licenses granted by Isis to OncoGenex hereunder will terminate.

9.3.2     Return of Information and Materials. Upon expiration of this Agreement pursuant to Section Section 9.1 or upon termination of this Agreement in its entirety by either Party pursuant to this Article 9, each Party, at the request of the other Party, will return all data, files, records and other materials in its possession or control relating to such other Party's Technology, or containing or comprising such other Party's Information and Inventions or other Confidential Information and, in each case, to which the returning Party does not retain rights hereunder (except one copy of which may be retained for archival purposes). Notwithstanding

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the foregoing, each Party may retain one (1) copy of the other Party's Confidential Information for its legal archives.

Section 9.4	Accrued Rights; Surviving Obligations.

9.4.1     Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

9.4.2     Survival. Articles 7, 10, 12 and 13 of this Agreement, and Sections 4.2.1, 6.10, 8.1, 9.3, 9.4 and 11.4 will survive expiration or termination of this Agreement for any reason.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

Section 10.1    Indemnification of Isis. OncoGenex will indemnify Isis, and their respective directors, officers, employees and agents, and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) but only to the extent arising from or occurring as a result of any and all liability suits, investigations, claims, demands or actions by a Third Party (collectively, "Losses" and each a "Loss") to the extent arising from or occurring as a result of (a) whether or not negligence is found, the development, manufacture, use, handling, storage, sale or other commercialization or disposition of OGX-011 or any Product by OncoGenex or its Affiliates or licensees, (b) any material breach by OncoGenex of this Agreement, or (c) the gross negligence or willful misconduct on the part of OncoGenex or its licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which Isis has an obligation to indemnify OncoGenex pursuant to Section 10.2, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

Section 10.2    Indemnification of OncoGenex. Isis will indemnify OncoGenex, and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses to the extent arising from or occurring as a result of (a) any material breach by Isis of this Agreement, or (b) the gross negligence or willful misconduct on the part of Isis or its licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which OncoGenex has an obligation to indemnify Isis pursuant to Section 9.1, as to which Losses each Party will indemnify the other to the extent of their respective liability for the Losses.

Section 10.3	Indemnification Procedure.

10.3.1   Notice of Claim. The indemnified Party will give the indemnifying Party prompt written notice (an "Indemnification Claim Notice") of any Loss upon which such indemnified Party intends to base a request for indemnification under Section 10.1 or Section 10.2, but in no event will the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the Loss and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known

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at such time). The indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of such Loss. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "Indemnitees" and each an "Indemnitee") will be made solely by such Party to this Agreement (the "Indemnified Party").

10.3.2    Third Party Claims. The obligations of an indemnifying Party under this Article 10 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 10.1 or 10.2 (a "Third Party Claim") will be governed by and be contingent upon the following additional terms and conditions:

(a)        Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party will reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

(b)        Right to Participate in Defense. Without limiting Section 10.3.2(a), any Indemnitee will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 10.3.2(a) (in which case the Indemnified Party will control the defense).

(c)        Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or

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otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3.2(a), the indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed). The indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

(d)        Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

(e)        Expenses. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim will be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

Section 10.4     Insurance. OncoGenex shall maintain product liability insurance with respect to the development, manufacture and sale of Products hereunder by OncoGenex in such amount as OncoGenex customarily maintains with respect to the development, manufacture and sale of its similar products, but at a minimum an amount that is customarily maintained by similar companies in the life sciences industry with respect to the development, manufacture and sale of similar products. OncoGenex shall maintain such insurance for so long as it continues to develop, manufacture or sell any Product, and thereafter for so long as OncoGenex customarily maintains insurance covering the development, manufacture or sale of its similar products. Upon Isis' request, OncoGenex will provide Isis with a certificate of insurance evidencing such insurance.

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ARTICLE 11

REPRESENTATIONS AND WARRANTIES

Section 11.1       Representations, Warranties and Covenants. Each Party hereby represents, warrants and covenants to the other Party as of the Amendment Effective Date as follows:

11.1.1   Corporate Authority. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

11.1.2   Litigation. Such Party is not aware of any pending or threatened litigation (and has not received any communication) that alleges that such Party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property rights of any other party.

11.1.3   Consents, Approvals, etc. All necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

11.1.4   Conflicts. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

11.1.5   No Default. Such Party is not aware of any breach by it of any representation, warranty, or covenant in the Original Collaboration Agreement.

Section 11.2	Additional Representations and Warranties of Isis.

11.2.1  Isis represents and warrants to OncoGenex that Isis is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

11.2.2  Isis represents and warrants to OncoGenex that the rights granted by Isis to OncoGenex as set forth in Article 4 include all necessary rights of Isis' technology, whether or not patented or patentable, which are owned or Controlled by Isis on the Amendment Effective Date and which are necessary or reasonably required for OncoGenex to research develop, make,

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have made, use, sell, offer for sale, have sold and import the Product. Further, Isis represents and warrants to OncoGenex that Isis has not knowingly [***] whether or not patented or patentable, to develop, make or use OGX-011 under the Original Collaboration Agreement, that Isis could not [***] of this Agreement or that (in the case of broadly commercially available reagents, equipment and software) is not otherwise available on commercially reasonable terms along with the purchase or lease of such reagents, equipment and software.

11.2.3  Isis represents and warrants to OncoGenex that (i) Section 9.6 of the [***] Agreement states that the sublicense granted by Isis to OncoGenex under the [***] Agreement will survive termination of the [***] Agreement, and (ii) Section 4.3(b) of the [***] Agreement provides that if the [***] Agreement is terminated for any reason, then [***] will promptly negotiate in good faith a direct license of the sublicensed rights, on terms substantially similar to those contained in this Agreement, with OncoGenex, unless the actions or omissions of OncoGenex were a cause for termination of the [***] Agreement.

Section 11.3     Additional Representations and Warranties of OncoGenex. OncoGenex represents and warrants to Isis that OncoGenex is a corporation duly organized, validly existing and in good standing under the laws of Canada, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

Section 11.4    DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 11.1, 11.2 AND 11.3, ONCOGENEX AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ONCOGENEX AND ISIS EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 12

BREACH

Section 12.1     Material Breach by Isis. Failure by Isis to comply with any of its material obligations contained herein (including, without limitation, its technology transfer obligations under Section 4.2) will entitle OncoGenex to give Isis notice specifying the nature of the material breach, requiring Isis to make good or otherwise cure such default, and stating its intention to trigger the provisions of this Article 12 if such default is not cured. If such default is not cured within ninety (90) days after the receipt of such notice (or, if such default cannot be cured within such ninety (90) day period, if Isis does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within ninety (90) days after the receipt of such notice), then OncoGenex will be entitled to appeal to the Courts to enforce specific performance upon Isis without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to

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the Courts as remedy for the breach and to continue to develop or commercialize the Product independently of Isis in accordance with this Agreement.

Section 12.2	Breach by OncoGenex.

12.2.1    Failure to Pay. If OncoGenex is in material breach of OncoGenex' obligation to make a payment to Isis under Article 6, then Isis may deliver written notice of such breach to OncoGenex. OncoGenex will have thirty (30) days following such notice to cure such breach. If OncoGenex receives written notice of such breach and fails to cure such breach within the 30 day period, Isis may declare a breach hereunder upon thirty (30) days advance written notice to OncoGenex and such notice will effectively terminate this Agreement upon expiration of such thirty (30) day period.

12.2.2    Discontinued Development.  In the event of a Discontinuance or if OncoGenex materially breaches its diligence obligations under Section 4.4 which material breach is not cured by OncoGenex within ninety (90) days after receipt of written notice from Isis describing such material breach in reasonably specific detail, then in any such case, as Isis' sole and exclusive remedy therefor, Isis will have the right to terminate the [***] under [***] upon thirty (30) days prior written notice to OncoGenex and in such case OncoGenex will grant to Isis a worldwide license or sublicense, as the case may be, to the OncoGenex Product-Specific Technology, OncoGenex Patents, OncoGenex Technology and any Product-Specific Technology Patents assigned to OncoGenex under Section 4.2.1 (in the case of OncoGenex Patents and OncoGenex Technology that are the subject of one or more Third Party agreements, such license or sublicense shall be subject to all restrictions and obligations (including financial obligations) under such Third Party agreements) existing as of such date solely to develop, make, have made, use, sell, offer for sale, have sold and import Nonexclusive Clusterin ASOs (and any products containing such Nonexclusive Clusterin ASOs). For purposes of this Section 12.2.2, "Nonexclusive Clusterin ASOs" means ASOs that act predominantly by [***] Clusterin [***] or that are [***] to Clusterin [***] provided, however that Nonexclusive Clusterin ASOs will not include any ASO that (a) acts to modulate [***] Clusterin and (b) either (i) has the same [***] as OGX-011 or (ii) at the time of such Discontinuance or breach OncoGenex, its Affiliates or sublicensees had [***] (each, an "Exclusive ASO"). Within ninety (90) days following the effectiveness of any termination by Isis, pursuant to this Section 12.2.2, of the [***] OncoGenex shall provide Isis with a list describing the [***].

ARTICLE 13

MISCELLANEOUS

Section 13.1     Force Majeure. Except for any failure to make any payment required under Article 6, neither Party will be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party will notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to

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the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty (180) days after the date of the occurrence, the Parties will meet to discuss in good faith how to proceed in order to accomplish the development and commercialization of the Product as set forth in this Agreement.

Section 13.2    Assignment. Without the prior written consent of the other Party hereto, neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that (i) either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party to any Third Party with which it has merged or consolidated, or to which it has transferred all or substantially all of its assets to which this Agreement relates if in any such event the Third Party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement or (ii) Isis may assign or transfer its rights under Article 6 (but no liabilities) to a Third Party in connection with a royalty (or payment) factoring transaction. Any purported assignment or transfer in violation of this Section will be void ab initio and of no force or effect.

Section 13.3    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

Section 13.4    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia without reference to any rules of conflicts of laws.

Section 13.5    Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally with acknowledgement of receipt, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to OncoGenex, to:

OncoGenex Technologies Inc.

#400 - 1001 West Broadway

Vancouver, BC V6H 4B1

Attention: President

Facsimile: (604) 736-3687

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with a copy to:

Doug Seppala

DuMoulin Black LLP

10th Floor, 595 Howe Street

Vancouver, British Columbia V6C 2T5

Facsimile: (604) 687-3635

If to Isis, to:

Isis Pharmaceuticals, Inc.

1896 Rutherford Road

Carlsbad, California 92008-7208

Attention: Executive Vice President

Facsimile: (760) 268-4922

with a copy to:

Attention: General Counsel

Facsimile: (760) 603-2707

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a Business Day, (ii) on the Business Day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

Section 13.6    Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby, including without limitation the Original Collaboration Agreement. For clarity, the Parties acknowledge and agree that the Original Collaboration Agreement remains in effect in accordance with its terms with respect to the period between the Start Date and the Amendment Effective Date. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

Section 13.7    Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and

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obligations incurred by reason of any such employment will be for the account and expense of such Party.

Section 13.8    Cooperation. Isis will provide reasonable assistance to OncoGenex in respect of partnering discussions, financing activities and regulatory filings to support the development and commercialization of the Product. Notwithstanding the foregoing, Isis will not be required to modify or waive any provision of this Agreement in connection with partnering discussions or financing activities to support the development and commercialization of the Product.

Section 13.9    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

Section 13.10  Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 13.11  No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.

Section 13.12  Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

Section 13.13  References. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit will mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

Section 13.14  Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein will mean including, without limiting the generality of any description preceding such term. The language of this Agreement will be deemed to be the

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language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto. Appendices to this Agreement, or added hereto according to the terms of this Agreement, are made part of this Agreement.

Section 13.15	Dispute Resolution Regarding Diligence.

13.15.1   General. The Parties will negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising regarding whether (i) OncoGenex has satisfied its diligence obligations under Section 4.4 of this Agreement or (ii) in the event of an OncoGenex Mandate, Isis has refused to remove the applicable infringement using commercially appropriate steps, by first referring such dispute to the Chief Executive Officers of each of the Parties (or their respective designees) who will use their good faith efforts to mutually agree upon the resolution of the dispute. If any dispute is not resolved by the Chief Executive Officers of the Parties (or their designees) within 30 days after such dispute is referred to them, and a Party wishes to pursue the matter, each such dispute, controversy or claim will be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The arbitration will be conducted by a panel of three persons experienced in the pharmaceutical business: within 30 days after initiation of arbitration, each party will select one person to act as arbitrator and the two party-selected arbitrators will select a third arbitrator within 30 days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator will be appointed by the AAA. No individual shall be appointed to arbitrate a dispute pursuant to this Agreement unless he or she agrees in writing to be bound by the provisions of this Section 13.15. The place of arbitration will be Seattle, Washington. Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.

13.15.2   Expenses. Except as expressly provided herein, each Party will bear its own costs and expenses and attorneys' fees and an equal share of the arbitrators' and any administrative fees of arbitration. The arbitrators shall have the authority to grant specific performance and to allocate between the Parties the costs of arbitration in such equitable manner as they determine. Notwithstanding the foregoing, if a Party has been found to be in material breach of this Agreement, the defaulting Party will be responsible for both Parties' costs and expenses (including the costs of the arbitrators and any administrative fees of arbitration) and the reasonable attorneys' fees of the non-defaulting Party.

13.15.3   Procedure. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event will an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Province of British Columbia statute of limitations.

13.15.4   Speedy Resolution. The Parties intend, and shall take all reasonable action as is necessary or desirable to ensure, that there be a speedy resolution to any dispute which becomes the subject of arbitration, and the arbitrators shall conduct the arbitration so as to resolve the dispute as expeditiously as possible.

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13.15.5   Awards. All awards shall be in writing and shall state reasons. Executed copies of all awards shall be delivered by the arbitrators to the Parties as soon as is reasonably possible. All awards of the arbitrators shall be final and binding on the Parties, and there shall be no appeal of any such award whatsoever. The Parties undertake to satisfy any award without delay.

13.15.6    Except as otherwise specified in the first sentence of Section 13.15.1, no other disputes, controversies or claims shall be subject to this Section 13.15.

The remainder of this page intentionally left blank.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.	ISIS PHARMACEUTICALS, INC.

Per:/s/ Scott Cormack	Per:/s/ B. Lynne Parshall

Scott D. Cormack,	B. Lynne Parshall
President & CEO	COO and CFO

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APPENDIX A

Definitions

"Affiliate" of a party means any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first party. For purposes of this definition only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" will mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a party, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, and (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a party; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests. In addition, Regulus Therapeutics, LLC will not be considered an Affiliate of Isis.

"Applicable Law" means the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time.

"ASO" means an antisense oligonucleotide compound (reverse of the sense strand messenger RNA), or analog, mimic or mimetic thereof, having a sequence that is at least 6 bases long and that modulates expression of a gene target via the binding, partially or wholly, of such compound to a mRNA or pre-mRNA of such gene target.

"Business Day" means any day, other than Saturday, Sunday or any statutory holiday in the Province of British Columbia or the United States.

"Calendar Year" means each successive period of 12 months commencing on January 1 and ending on December 31.

"Clusterin" means the gene target, official symbol CLU, which is also referred to as Testosterone Repressed Prostatic Message -2 (TRPM-2), and Sulphated Glycoprotein-2 (SGP-2).

"Commercialization Agreement" has the meaning set forth in 6.2.2.

"Commercially Reasonable Efforts" means, with respect to the research, development, manufacture, release or commercialization of the Product, efforts and resources commonly used in the biotechnology industry for products of similar commercial potential at a similar stage in its lifecycle, taking into consideration their safety and efficacy, cost to develop, priority in relation to other products under development by the other Party, the competitiveness of alternative products, proprietary position, the likelihood of regulatory approval, profitability, and all other relevant factors.

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"Competing Product" means a product containing an ASO that (i) acts predominantly by [***] Clusterin [***] or that is [***] Clusterin [***] (ii) [***] covered by a Valid Claim within the Product-Specific Technology Patents in the relevant country, but for the expiration, invalidity, revocation or unenforceability of such Product-Specific Technology Patents (such invalidity, revocation or unenforceability as determined by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed), and (iii) [***] by a Valid Claim within the Isis Core Technology Patents in the relevant country.

"Confidential Information" means all information and know-how and any tangible embodiments thereof provided by or on behalf of one Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, including data; knowledge; practices; processes; ideas; research plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business. For purposes of this Agreement, notwithstanding the Party that disclosed such information or know-how, all information or know-how of OncoGenex will be Confidential Information of OncoGenex, and all information and know-how of Isis will be Confidential Information of Isis.

Notwithstanding the foregoing, information or know-how of a Party will not be deemed Confidential Information for purposes of this Agreement if such information or know-how:

(a)       was already known to the receiving Party, other than under an obligation of confidentiality or non-use, at the time of disclosure to such receiving Party;

(b)       was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to, or, with respect to know-how, discovery or development by, such receiving Party;

(c)       became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to such receiving Party through no fault of the receiving Party;

(d)       was disclosed to such receiving Party, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that Controls such information and know-how not to disclose such information or know-how to others; or

(e)       was independently discovered or developed prior to disclosure by such receiving Party, as evidenced by their written records, without the use of Confidential Information belonging to the Party that Controls such information and know-how.

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Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information will not be considered to be in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

"Control" means, with respect to any Patent or other intellectual property right, possession of the right (whether by ownership, license or otherwise), to assign, transfer, or grant a license, sublicense or other right to or under, such Patent or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

"Discontinuance" means OncoGenex voluntarily elects to abandon [***] developing OGX-011 and/or Products, as evidenced by a written communication from an authorized officer of OncoGenex to Isis.

"FDA" means the United States Food and Drug Administration and any successor agency thereto.

"FTE" means the equivalent of the work of one employee full time for one year (consisting of at least a total of 45.5 weeks or 1,820 hours per year (excluding vacations and holidays) of work on or directly related to the Agreement), carried out by an Isis employee. The FTE rate will be (i) [***] (U.S.) per FTE for any of the following activities: drug substance manufacturing; analytical chemistry; process chemistry; formulation; raw material ordering and handling; quality control; or manufacturing technology transfer; and (ii) [***] (U.S.) per FTE for any of the following activities: toxicology; pharmacokinetics/metabolism; regulatory; clinical development; or data management. These FTE rates will be adjusted upward on a Calendar Year basis commencing January 1, 2009 (and on January 1 of each year thereafter during the Term of this Agreement) by a factor which reflects [***] for [***] during the Term of the Agreement when compared to the [***] in the preceding year.

"GAAP" means generally accepted accounting principles of the United States consistently applied.

"Generic Product(s)" means a product or products containing an active ingredient having the same or substantially the same chemical structure as the applicable ASO targeting Clusterin that is the active ingredient contained in the applicable Product, whether approved under an NDA, ANDA, an application under 505(b)(2), or any equivalent thereof, or otherwise by a Regulatory Authority within the applicable country.

[***] means [***], a biotech company with head office in [***].

[***]

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[***] means those patents listed in Appendix B.

"Improvements" means any enhancement or improvement (in each case, whether or not patented or patentable) to the Isis Core Technology or the Isis Manufacturing Technology.

"Isis Core Technology" means any discovery, invention, composition, method, process, procedure, data, information, know-how or other technology (in each case, whether or not patented or patentable) that is Controlled by Isis as of the Amendment Effective Date and that either (i) was not conceived, discovered, developed or otherwise made under or in connection with the Original Collaboration Agreement, and the application of which has utility only with respect to Products, or (ii) is necessary or useful for the development or commercialization of Products, and the application of which has utility both with respect to Products and other compositions. Isis Core Technology excludes the Isis Manufacturing Technology and Product-Specific Technology.

"Isis Core Technology Patents" means Patents Controlled by Isis that claim the Isis Core Technology on the Amendment Effective Date; provided however that Isis Core Technology Patents excludes the Isis Manufacturing Patents and Product-Specific Technology Patents. The Isis Core Technology Patents include, but are not limited to, the patents listed on Appendix D attached hereto.

"Isis Manufacturing Patents" means Patents Controlled by Isis that claim the manufacturing production and release processes (a) that were used to manufacture MOE Gapmers on the Amendment Effective Date and embodied in the [***], or (b) that are Controlled by Isis on or after the Amended Effective Date and otherwise are necessary, or are required by a Regulatory Authority, to be used in the manufacture of a Product. The Isis Manufacturing Patents are listed on Appendix E attached hereto. Manufacturing for this purpose includes synthesis, purification and analysis.

"Isis Manufacturing Technology" means (a) the Isis Manufacturing Patents, (b) the Release Method, and (c) all other trade secret, know-how or other information or technology (i) that is Controlled by Isis as of the Amendment Effective Date and is applicable to the manufacture, production or release processes for the Product and embodied in the [***] or (ii) that is Controlled by Isis after the Amendment Effective Date and otherwise is necessary, or is required by a Regulatory Authority, to be used in the manufacture of a Product.

"Isis Patent Rights" means Isis Core Technology Patents and Isis Manufacturing Patents.

"Joint Patents" means all Patents that claim, cover or disclose the Joint Technology.

"Joint Technology" means any discovery, invention, composition, method, process, procedure, data, information, trade secret, know-how or other technology (in each case, whether or not patented or patentable) which is conceived, discovered, developed or otherwise made jointly by Isis and OncoGenex (as determined in

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accordance with U.S. patent law). Joint Technology excludes the Product-Specific Technology.

"MOE Gapmer" means "2' MOE Gapmers" or an antisense phosphorothioate oligonucleotide of 15-30 nucleotides wherein all of the backbone linkages are modified by adding a sulfur at the non-bridging oxygen (phosphorothioate) and a stretch of at least 10 consecutive nucleotides remain unmodified (deoxy sugars) and the remaining nucleotides contain an O'-methyl O'-ethyl substitution at the 2' position (MOE).

"Net Sales" means the gross invoice price of the Product sold by OncoGenex and sublicensees to a Third Party which is not a sublicensee of the selling party (unless such sublicensee is the end user of the Product, in which case the amount billed therefor will be deemed to be the amount that would be billed to a Third Party in an arm's-length transaction) for sales of such Product to such end users less the following items, as allocable to such Product (if not previously deducted from the amount invoiced): (i) cash, quantity and trade discounts, credits, allowances or other price reductions for such Product given to such end user, (ii) credits, discounts, rebates, chargebacks or allowances additionally granted (A) upon returns, rejections or recalls (except where any such recall arises out of the Party or its sublicensee's gross negligence, willful misconduct or fraud) or (B) for nonconforming, damaged, out-dated and returned Product, (iii) freight, shipping and insurance charges, (iv) taxes, duties, tariffs, surcharges or other governmental charges (other than income taxes), (v) government mandated rebates, and (vi) a reasonable allowance for uncollectible or bad debts determined in accordance with generally accepted accounting principles consistently applied.

"Nonexclusive Clusterin ASO" has the meaning set forth in Section 12.2.2.

"Non-Royalty Revenue" means all Revenue received by OncoGenex with the exception of Royalty Revenue and OncoGenex Direct Sales.

[***]

[***]

[***]

"OGX-011" means an antisense inhibitor of Clusterin having the sequence [***] where underlined residues are 2'-methoxyethylnucleosides (MOE) and phosphorothioate linkages throughout, also referred to as OGX-011 or ISIS 112989.

"OncoGenex Direct Sales" means Net Sales made by OncoGenex to a Third Party which is not a sublicensee of OncoGenex.

"OncoGenex Patent Rights" means any Patents Controlled by OncoGenex.

"OncoGenex Technology" means any discovery, invention, composition, method, process, procedure, data, information, trade secret, know-how or other technology (in each case, whether or not patented or patentable) that is Controlled by

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OncoGenex and that is or relates to an ASO targeting Clusterin or a method of using an antisense inhibitor of Clusterin, or otherwise is necessary or useful for the development, manufacture, production or commercialization of Products. OncoGenex Technology excludes Product-Specific Technology.

"OncoGenex Technology Patents" means all Patents that claim, cover or disclose the OncoGenex Technology.

"Patents" will include (i) all U.S. patents and patent applications, (ii) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications, and (iii) any foreign or international equivalent of any of the foregoing.

"Permitted License" means a license under the Isis Core Technology Patents or the Isis Manufacturing Patents (but not under the Product-Specific Technology Patents) (i) granted by Isis to a Third Party to use ASOs solely to conduct such Third Party's own internal Research, or (ii) granted by Isis to a Third Party (provided that such Third Party is [***] and neither such Third Party nor any of its Affiliates is [***] to manufacture ASOs solely for unaffiliated third parties; provided, however, in each case, any such ASOs are not specified in such license or a related document to be ASOs (a) that act predominantly by [***] Clusterin [***] or (b) that are [***] Clusterin [***] or products containing such ASOs. For purposes of clarification, a Permitted License shall not permit Isis or its Affiliates to supply to a Third Party ASOs that act predominantly by [***] Clusterin [***] or that are [***] Clusterin [***] or products containing such ASOs.

"Product" means any pharmaceutical preparation (in intravenous, subcutaneous, oral or any other formulation) containing as the sole active pharmaceutical ingredient either (a) OGX-011, or (b) any other ASO targeting Clusterin that either (i) was identified under the Original Collaboration Agreement or (ii) is identified under Section 4.1.3.For clarity, the Product may be used in association with other products such as chemotherapy, hormone ablation therapy and radiation therapyand the immediately preceding sentence does not limit such intended use.

"Product-Specific Technology" means any discovery, invention, composition, method, process, procedure, data, information, trade secret, know-how or other technology (in each case, whether or not patented or patentable) which is conceived, discovered, developed or otherwise made solely by Isis or OncoGenex, or jointly by Isis and OncoGenex, under or in connection with the Original Collaboration Agreement or this Agreement, and the application of which has utility only with respect to Products. For purposes of clarification Product-Specific Technology excludes the Isis Manufacturing Technology and Isis Core Technology.

"Product-Specific Technology Patents" means all Patents that claim, cover or disclose Product-Specific Technology. Product-Specific Technology Patents include, but are not limited to the patents listed on Appendix G attached hereto. For purposes of clarification, any Product-Specific Technology Patents assigned to OncoGenex as set

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forth in Section 4.2.1 or 8.2.2 will still be considered Product-Specific Technology Patents for determining the royalty term and applicable royalty rates under Article 6.

"Qualified Partner" means a corporation or other entity (a) whose primary business is the commercialization of pharmaceutical products, (b) which, on its own or in connection with a Third Party, does not operate a contract oligonucleotide manufacturing business and (c) is approved as Qualified Partner by Isis at the request of OncoGenex (or its Affiliate), such approval not to be unreasonably withheld.

"Registration Clinical Trial" means a clinical study (whether or not denominated as a "Phase III" clinical study under applicable regulations) in human patients that is of size and design appropriate to establish that the Product is safe and effective for its intended use, to define warnings, precautions and adverse reactions that are associated with the Product in the dosage range to be prescribed, and to support approval from the applicable Regulatory Authority sufficient for the manufacture, distribution, use and sale of the Product in such jurisdiction in accordance with Applicable Laws.

"Regulatory Authority" means any applicable government entities regulating or otherwise exercising authority with respect to the development and commercialization of the Product.

"Regulatory Documentation" means all applications, registrations, licenses, authorizations and approvals (including all regulatory approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, including the manufacturing batch records, relating to the Product, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

"Release Method" means the methods used by Isis as at the Amendment Effective Date for the release of OGX-011 utilizing liquid chromatography - mass spectrometry and specified in Specification outlined in [***].

"Research" means in vitro or in vivo research, excluding any and all uses in humans.

"Revenue" means all revenues, receipts, monies, and the fair market value of all other consideration directly or indirectly collected or received whether by way of cash or credit or any barter, benefit, advantage, or concession received OncoGenex relating to the sale, license or any other commercial transaction involving the Product, with the exception of the following: (i) any consideration received for the reimbursement for research and development activities and (ii) any consideration received for the fair market portion of any sale of equity or quasi-equity securities including, without limitation, common shares and preferred shares.

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"Royalty Due Date" means March 31, June 30, September 30 and December 31 of each year during the term of this Agreement.

"Royalty Revenue" means, with respect to a Product in a country, all Revenue received by OncoGenex that is based on a percentage of Net Sales of such Product by a Third Party sublicensed to sell such Product in such country.

"Start Date" means November 16, 2001.

"Supply Chain Network" will include the names, contact information, and supply description of all providers, whether currently used or alternative preferred suppliers as of the Amendment Effective Date, and who supply modified and unmodified nucleotides, solid support and other reagents and raw materials specified in the Isis Manufacturing Technology.

"Third Party" means any party other than Isis or OncoGenex.

"Third Party Payments" means royalties, milestones, and other payments owing to Third Parties, including payments as set forth in Section 6.3 and Section 6.5

"Valid Claim" means either (a) a claim of an issued and unexpired patent included within the Isis Patent Rights, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise or (b) a claim of a pending patent application included within the Isis Patent Rights, which was filed in good faith and has not been abandoned, finally rejected or expired without the possibility of appeal or refiling, provided however, that Valid Claim will exclude any such pending claim in an application that has not been granted within (x) [***] years following the earliest filing date for such application in the United States (unless and until such claim is granted), and (y) [***] years following the earliest filing date for such application outside of the United States (unless and until such claim is granted).

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APPENDIX B

[***]

	Docket #	Country/Treaty	Patent/ Application #	Title	Issue Date
[***]
	[***]	[***]	[***]	[***]	[***]

A-1

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APPENDIX C

[***]

Assignee	Docket #	Country/Treaty	Patent/ Application #	Title	Issue Date
[***]
	[***]	[***]	[***]	[***]	[***]

C-1

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APPENDIX D

ISIS CORE TECHNOLOGY PATENTS

Assignee	Docket #	Country/Treaty	Patent/ Application #	Title	Issue Date
ISIS
	[***]	[***]	[***]	[***]	[***]

D-1

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APPENDIX E

ISIS MANUFACTURING PATENTS

Technology	Docket #	Country/Treaty	Patent/ Application #	Title	Filing Date
[***]	[***]	[***]	[***]	[***]	[***]

E-1

sd-384731 v21

APPENDIX F

[***]

F-1

sd-384731 v21

APPENDIX G

PRODUCT-SPECIFIC TECHNOLOGY PATENTS

Docket No.	Country	Patent/ Applicaion #	Filing Date	Issue Date	Title
[***]	[***]	[***]	[***]	[***]	[***]

G-1

sd-384731 v21